                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                  EXCHANGE ACT OF 1934 (AMENDMENT NO.       )

FILED BY THE REGISTRANT [X]       FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

--------------------------------------------------------------------------------

Check the appropriate box:
[X] Preliminary Proxy Statement
[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

                           Saga Communications, Inc.
                (Name of Registrant as Specified In Its Charter)

                           Saga Communications, Inc.
                   (Name of Person(s) Filing Proxy Statement)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

   1) Title of each class of securities to which transaction applies:

   2) Aggregate number of securities to which transaction applies:

   3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act
      Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

   4) Proposed maximum aggregate value of transaction:

   5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   1) Amount Previously Paid:

   2) Form, Schedule or Registration Statement No.:

   3) Filing Party:

   4) Date Filed:

--------------------------------------------------------------------------------

                           SAGA COMMUNICATIONS, INC.
                              73 KERCHEVAL AVENUE
                      GROSSE POINTE FARMS, MICHIGAN 48236

                           NOTICE OF SPECIAL MEETING
                                               , 1997

To the Stockholders of
Saga Communications, Inc.

     Notice is hereby given that a Special Meeting of the Stockholders of Saga Communications, Inc. (the "Corporation"), will be held at
                              , Michigan, on        ,               , 1997 at
10:00 A.M., Eastern Daylight Time, for the following purposes:

          (1) To approve the adoption of an amendment to the Restated Certificate of Incorporation to increase the authorized Class A Common Stock from 15,000,000 shares to 35,000,000 shares and the authorized Class B Common Stock from 1,500,000 shares to 3,500,000 shares.

          (2) To approve an amendment to the Saga Communications, Inc. 1992 Stock Option Plan to increase the number of shares of Class A and Class B Common Stock that may be issued pursuant to the Plan by 682,031 and 150,000, respectively.

          (3) To transact such other business as may properly come before the meeting or any adjournment thereof.

                                            By Order of the Board of Directors,

                                            MARCIA LOBAITO
                                            Secretary

                    , 1997
Mailed at Boston, Massachusetts

     PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AND MAIL IT AS PROMPTLY AS POSSIBLE. IF YOU ATTEND THE MEETING AND VOTE IN PERSON, THE PROXY WILL NOT BE USED.

                           SAGA COMMUNICATIONS, INC.

                              73 KERCHEVAL AVENUE
                      GROSSE POINTE FARMS, MICHIGAN 48236

                                PROXY STATEMENT

                        SPECIAL MEETING OF STOCKHOLDERS
                                            , 1997

                                  INTRODUCTION

     This Proxy Statement is furnished in connection with the solicitation of proxies to be used at a Special Meeting of Stockholders of Saga Communications,
Inc. (the "Corporation") to be held on             , 1997 and at any adjournment
thereof, for the purposes set forth in the accompanying notice of such meeting. All stockholders of record of the Corporation's Common Stock at the close of
business on             , 1997 will be entitled to vote. The stock transfer
books will not be closed.

     Proxies in the form enclosed are solicited on behalf of the Board of Directors. Any stockholder giving a proxy in such form has the power to revoke it at any time before it is exercised by filing a later proxy with the Corporation, by attending the meeting and voting in person, or by notifying the Corporation of the revocation in writing to its President at 73 Kercheval Avenue, Grosse Pointe Farms, Michigan 48236. Any such proxy, if received in time for the voting and not revoked, will be voted at the Special Meeting in accordance with the directions of the stockholder. Any proxy which fails to specify a choice with respect to any matter to be acted upon will be voted for the election of each nominee for director and in favor of each proposal to be acted upon.

     As of             , 1997, the Corporation had outstanding and entitled to
vote 8,947,256 shares of Class A Common Stock and 1,208,510 shares of Class B Common Stock (the Class A and Class B Common Stock collectively, the "Common Stock"). Each share of Class A Common Stock entitles the holder thereof to one vote on the matters to be voted upon at the Special Meeting and each share of Class B Common Stock entitles the holder thereof to ten votes on the matters to be voted upon at the Special Meeting. All holders of Common Stock vote together as one class. Abstentions and broker non-votes will be counted in determining if a quorum is present. Abstentions may be specified on all proposals and will be counted as present for purposes of the item on which the abstention is noted. Abstentions will have the same legal effect as a vote against such matter. Under the rules of the American Stock Exchange, brokers holding shares in street name have the authority to vote on certain matters when they have not received instructions from the beneficial owners. Brokers that do not receive instructions are permitted to vote on the amendment of the Restated Certificate of Incorporation and the amendment of the stock option plan. As a result, broker non-votes will have no effect on the outcome of the amendment of the Restated Certificate of Incorporation and the amendment of the stock option plan.

     The holders of a majority of the issued and outstanding shares of Common Stock entitled to vote, present in person or represented by proxy, shall constitute a quorum for the transaction of business. In the absence of a quorum, the Special Meeting may be postponed from time to time until stockholders holding the requisite amount are present or represented by proxy.

     The approximate date on which the Proxy Statement and accompanying proxy card will first be mailed to the stockholders of the Corporation is
               , 1997.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, as of                , 1997, certain
information concerning the ownership of shares of Common Stock by (i) each person or group who is known by the Corporation to own beneficially more than five percent of the issued and outstanding Common Stock, (ii) each director of the Corporation, (iii) the Corporation's Chief Executive Officer and the other most highly compensated executive officers whose salary and bonus exceeded $100,000 for the Corporation's last fiscal year, and (iv) all directors and executive officers as a group. Except as otherwise indicated, each person named has sole investment and voting power with respect to the securities shown.

                                                         NUMBER OF SHARES               PERCENT OF CLASS
                                                    ---------------------------      -----------------------
                       NAME                          CLASS A           CLASS B         CLASS A       CLASS B
--------------------------------------------------  ---------         ---------      -----------     -------
Wellington Management Company.....................    564,607(1)         --               6.3%          --
  75 State Street
  Boston, MA 02109
T. Rowe Price Associates, Inc.....................    860,000(2)         --               9.6%          --
T. Rowe Price Small Cap Value Fund, Inc...........    820,312(2)         --               9.2%          --
  100 E. Pratt Street
  Baltimore, MD 21202
Ronald Baron......................................  3,654,647(3)         --              40.8%          --
  767 Fifth Avenue
  New York, NY 10153
Edward K. Christian...............................     51,248(4)      1,208,510(5)          *          100%
Jonathan Firestone................................     10,156            --                 *           --
Joseph P. Misiewicz...............................        511(6)         --                 *           --
Gary Stevens......................................        -0-            --                --           --
Donald Alt........................................        -0-            --                --           --
Kristin Allen.....................................        -0-            --                --           --
Steven J. Goldstein...............................    199,091(4)         --               2.2%          --
Norman L. McKee...................................     54,687(4)         --                 *           --
All directors and executive officers as a group...    325,882(4)      1,208,510(5)        3.6%         100%

---------------
(1) According to its Form 13G on file with the Securities and Exchange Commission ("SEC"), Wellington Management Company has sole and shared voting power with respect to 0 and 290,701 shares, respectively, and shared dispositive power as to 564,607 shares.

(2) According to their joint Schedule 13G on file with the SEC, T. Rowe Price Associates, Inc. and T. Rowe Price Small Cap Value Fund, Inc. have sole voting power with respect to 39,687 and 820,312 shares, respectively, no shared voting power, have sole dispositive power with respect to 860,000 and 0 shares, respectively, and have no shared dispositive power.

(3) According to their joint Form 13D on file with the SEC, Mr. Baron, Baron Capital Group, Inc. ("BCG"), Baron Capital, Inc. ("BCI"), and Baron Capital Management, Inc. ("BCM") have sole voting and dispositive power with respect to 477,500 shares, and Mr. Baron, BCG, BCI, BAMCO, Inc., BCM and Baron Asset Fund have shared voting and dispositive power with respect to 3,177,147 shares, 3,177,147 shares, 589,747 shares, 2,587,400 shares, 589,747 shares, and 2,312,400 shares, respectively.

(4) Includes the following shares of Class A Common Stock reserved for issuance upon exercise of stock options outstanding pursuant to the Corporation's 1992 Stock Option Plan: Mr. Christian, 51,248 shares, Mr. Goldstein, 145,194 shares; Mr. McKee, 0 shares; and all directors and executive officers as a group, 206,154 shares.

(5) Includes 1,208,510 shares of Class B Common Stock pledged to the Corporation to secure a note to the Corporation.

(6) Mr. Misiewicz has shared voting power with his son as to 153 of these shares.

* Less than 1%.

                     COMPENSATION OF DIRECTORS AND OFFICERS

DIRECTORS COMPENSATION

     Under the Corporation's 1997 Non-Employee Directors Stock Option Plan, options are granted annually to the directors who are not employees in lieu of their directors' retainer for the previous year. Options are granted to purchase that number of shares of the Corporation's Class A Common Stock equal to the amount of the retainer (which is equal to $4,000 plus $1,000 for each Board or committee meeting attended in person and $200 for each telephone meeting attended) divided by the fair market value of the Class A Common Stock on the last day of December immediately preceding the date of grant less $.01 per share. Directors may elect to receive life insurance premiums in lieu of their compensation. Mr. Firestone is the only director to make such election and, as a result, the Corporation paid life insurance premiums on his behalf in the amount of $16,992 in 1996. Directors who are employees receive no additional compensation for serving as directors or attending Board or Committee meetings.

EXECUTIVE COMPENSATION

     The following table summarizes the compensation for the years ended December 31, 1996, 1995, and 1994 of the Corporation's chief executive officer and the other most highly compensated executive officers whose salary and bonus exceeded $100,000.

                           SUMMARY COMPENSATION TABLE

                                                                              LONG-TERM
                                                                             COMPENSATION
                                                                             ------------
                                                                                AWARDS
                                                                             ------------
                                                                              SECURITIES
                                                              ANNUAL          UNDERLYING
                                                           COMPENSATION        OPTIONS/
                                                       --------------------      SARS         ALL OTHER
         NAME AND PRINCIPAL POSITION           YEAR     SALARY      BONUS    (SHARES)(1)   COMPENSATION(2)
---------------------------------------------  ----    --------    --------  ------------  ---------------
Edward K. Christian..........................  1996    $335,000    $250,000       6,250        $ 3,427
  President, CEO                               1995    $311,000    $250,000      11,719        $ 3,160
                                               1994    $300,000    $250,000      46,875        $ 2,087
Steven J. Goldstein..........................  1996    $240,000    $ 56,000       2,500        $ 2,181
  Executive Vice President and Group           1995    $223,000    $ 50,000       4,882        $ 2,046
  Program Director                             1994    $215,000    $ 50,000      23,437        $ 1,472
Norman L. McKee(3)...........................  1996    $200,000    $ 56,000       2,500        $ 1,708
  Senior Vice President, Chief Financial       1995    $181,000    $ 50,000     -0-            $ 1,563
  Officer and Treasurer                        1994    $175,000    $ 50,000      52,734        $ 1,182

---------------
(1) Restated to reflect five-for-four stock splits effective July 31, 1995, April 30, 1996 and April 1, 1997.

(2) Consists of life insurance premiums or payments in lieu thereof in 1996, 1995, and 1994.

(3) Mr. McKee resigned effective July 18, 1997.

     The following table sets forth certain information relating to option grants pursuant to the Corporation's 1992 Stock Option Plan (the "Option Plan") in the year ended December 31, 1996 to the individuals named in the Summary Compensation Table above.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                           INDIVIDUAL GRANTS
                                  --------------------------------------------------------------------     POTENTIAL REALIZABLE
                                                       % OF                                                  VALUE AT ASSUMED
                                    NUMBER OF         TOTAL                                                  ANNUAL RATES OF
                                   SECURITIES      OPTIONS/SARS    EXERCISE                                    STOCK PRICE
                                   UNDERLYING       GRANTED TO       OR        GRANT-                        APPRECIATION FOR
                                    OPTIONS/        EMPLOYEES       BASE     DATE MARKET                      OPTION TERM(4)
                                      SARS          IN FISCAL      PRICE        PRICE       EXPIRATION    ----------------------
              NAME                 GRANTED(1)          YEAR        ($/SH)     PER SHARE        DATE          5%           10%
--------------------------------- -------------    ------------    ------    -----------    ----------    --------      --------
Edward K. Christian..............   6,250(2)           13.4%       $11.39      $ 17.30         7/1/06     $104,924(3)   $209,248(3)
Steven J. Goldstein..............   2,500(2)            5.3%       $11.39      $ 17.30         7/1/06     $ 41,970(3)   $ 83,699(3)
Norman L. McKee..................   2,500(2)            5.3%       $11.39      $ 17.30         7/1/06     $ 41,970(3)   $ 83,699(3)

---------------

(1) None of the options granted were options with tandem SARs and no free-standing SARs were granted. Reflects five-for-four stock split effective April 1, 1997.

(2) Granted to the named executive officers on July 1, 1996 pursuant to the Option Plan. The options become exercisable in 20% increments on March 1, 1997, 1998, 1999, 2000 and 2001, respectively. If a Change of Control (as defined in the Option Plan) occurs, these options would become immediately exercisable.

(3) Potential Realizable Value is based on the assumed growth rates for the ten-year option term. 5% annual growth results in a stock price per share of $28.18 and 10% results in a stock price per share of $44.87.

(4) The actual value, if any, an executive may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised, so that there is no assurance the value realized by an executive will be at or near the amounts reflected in this table.

     The following table sets forth certain information with respect to unexercised options to purchase the Corporation's Common Stock granted under the Option Plan to the individuals named in the Summary Compensation Table above.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION/SAR VALUES

                                                                   NUMBER OF SECURITIES
                                                                  UNDERLYING UNEXERCISED             VALUE OF UNEXERCISED
                                                                      OPTIONS/SARS AT                IN-THE-MONEY OPTIONS/
                                                                         FY-END(1)                     SARS AT FY-END(2)
                                  SHARES ACQUIRED    VALUE     -----------------------------     -----------------------------
              NAME                  ON EXERCISE     REALIZED   EXERCISABLE     UNEXERCISABLE     EXERCISABLE     UNEXERCISABLE
--------------------------------  ---------------   --------   -----------     -------------     -----------     -------------
Edward K. Christian.............       21,094       $154,858          --           43,749                --        $ 394,771
Steven J. Goldstein.............           --             --      97,852           42,344         $ 996,287        $ 409,855
Norman L. McKee.................       11,718       $158,740      70,703           27,501         $ 807,198        $ 246,856

---------------
(1) Reflects five-for-four stock splits effective July 31, 1995, April 30, 1996 and April 1, 1997.

(2) Based on the closing price on the American Stock Exchange of the Corporation's Common Stock on December 31, 1996, as adjusted to reflect the five-for-four stock split effective April 1, 1997 ($15.60).

EMPLOYMENT CONTRACTS

     Mr. Christian has a five-year employment agreement with the Corporation which expires in 2002. The agreement provides for certain compensation, death, disability and termination benefits, as well as the use of an automobile. The base annual salary under the agreement was $350,012, subject to annual cost of living adjustments. The agreement also provides that he is eligible for annual bonuses and stock options to be awarded at the discretion of the Board of Directors provided that his aggregate compensation in any year may not be less than his average annual compensation for 1994, 1995 and 1996, unless Mr. Christian or the Corporation's performance shall have declined substantially. In addition, under the terms of the agreement if Mr. Christian remains an employee until the earlier to occur of March 31, 2002 or Mr. Christian's death or disability, the Corporation will pay to Mr. Christian or to his estate cash in an amount equal to the unpaid balance of his $690,700 promissory note to the Corporation dated December 10, 1992, plus any accrued interest, plus any amounts necessary to pay all federal and state income tax liabilities arising from such payments. The agreement may be terminated by either party in the event of Mr. Christian's disability for a continuous period of six months or an aggregate period of nine months within any 18 month period. In addition, the Corporation may terminate the agreement for cause and Mr. Christian may terminate the agreement at any time after the sale of all or substantially all of the Corporation's assets or the merger of the Corporation if the Corporation is not the surviving entity.

     The employment agreement also contains a covenant not to compete restricting Mr. Christian from competing with the Corporation in any of its markets during the term of the agreement and for a three year period thereafter.

                   APPROVAL OF INCREASE IN AUTHORIZED SHARES

     Subject to stockholder approval, the Board of Directors has approved an amendment to the Restated Certificate of Incorporation to increase the authorized Class A Common Stock from 15,000,000 shares to 35,000,000 shares and the authorized Class B Common Stock from 1,500,000 shares to 3,500,000 shares.

     As of September 30, 1997, of the 15,000,000 authorized shares of Class A Common Stock, there were 8,947,256 shares outstanding and 2,045,953 shares were reserved for future issuance in connection with the Corporation's stock option plans and the conversion of the outstanding Class B Common Stock into Class A Common Stock. Of the 1,500,000 authorized shares of Class B Common Stock on such date, there were 1,208,510 shares outstanding. As a result, the Corporation currently has available for future issuance only 4,006,791 shares of authorized and unreserved shares of Class A Common Stock and 291,490 shares of authorized and unreserved shares of Class B Common Stock. As set forth below, the Board has also recommended that the Option Plan be amended to increase the number of shares of Class A and Class B Common Stock that may be issued pursuant to the Option Plan by 682,031 and 150,000 shares, respectively. In addition, the Corporation has recently entered into an asset purchase agreement pursuant to which it will be required to issue approximately 50,000 shares of Class A stock as partial consideration for the acquisition. If the Option Plan amendment is approved and the acquisition consummated, these additional shares would also be reserved for future issuance, resulting in the number of available shares for future issuance being further reduced to 3,124,760 shares of Class A Common Stock and 141,490 shares of Class B Common Stock.

     The increase in the number of authorized shares of Class A and Class B Common Stock is believed by the Board of Directors to be desirable in order to assure that there will be additional authorized shares available for possible stock splits, acquisitions, employee benefit plans, dividends and other general corporate purposes. Other than the reservation of additional shares upon amendment of the Option Plan and the shares issuable in the acquisition, the Corporation does not have any immediate plans, arrangements, commitments or understandings with respect to the issuance of any of the additional shares of Common Stock which would be authorized by the proposed amendment to the Restated Certificate of Incorporation. No further action or authorization by the Corporation's stockholders would be necessary prior to the issuance of the additional shares of Common Stock unless required by applicable law or regulatory agencies or by the rules of any stock exchange on which the Corporation's securities may then be listed. The holders of any of the additional shares of Common Stock issued in the future would generally have the same rights and privileges as the holders of the shares of Common Stock currently authorized and outstanding. Those rights do not include preemptive rights with respect to the future issuance of any such additional shares.

BOARD RECOMMENDATION

     The Board recommends a vote FOR the amendment to the Restated Certificate of Incorporation to increase the authorized Class A Common Stock from 15,000,000 to 35,000,000 shares and the authorized Class B Common Stock from 1,500,000 shares to 3,500,000 shares. Approval of this amendment will require the favorable vote of a majority of the outstanding shares entitled to vote at the Special Meeting.

                     PROPOSED AMENDMENT TO THE OPTION PLAN

     The Corporation presently maintains the Saga Communications, Inc. 1992 Stock Option Plan, which was adopted by the Corporation's stockholders on April 14, 1992. On October 13, 1997, the Board adopted an amendment to the Option Plan to increase the number of shares of Class A and Class B Common Stock issuable under the Plan by 682,031 and 150,000, respectively. As of September 30, 1997, there were 285,563 shares of Class A Common Stock remaining available for grant under the Option Plan and no shares of Class B Common Stock were available. As of such date, 129,715 shares of Class A Common Stock and 300,781 shares of Class B Common Stock had been issued pursuant to the Option Plan (in each case adjusted to reflect stock splits).

     If the amendment to the Option Plan is adopted, the Board of Directors intends to convert Mr. Christian's outstanding options to acquire 51,248 shares of Class A Common Stock to an equal number of shares of Class B Common Stock under the Option Plan. Mr. Christian, the President, Chief Executive Officer, Chairman and holder of 100% of the outstanding Class B Common Stock of the Corporation, is the only person eligible to receive options to acquire Class B Common Stock under the Option Plan. The Class B Common Stock, which is convertible into an equal number of shares of Class A Common Stock, is identical to the Class A Common Stock except that the Class A Common Stock has one vote per share on all matters whereas the Class B Common Stock has ten votes per share, except (i) in the election of directors, with respect to which the holders of the Class A Common Stock are entitled to elect two of the Company's directors by a class vote, (ii) in connection with any "going private" transaction between the Corporation and Mr. Christian, with respect to which the holders of the Class A Common Stock and Class B Common Stock vote as a single class, with each share entitled to one vote per share, and (iii) as otherwise provided by law. As a result of his holdings of Class B Common Stock, Mr. Christian has approximately 57% of the combined voting power of the Common Stock. Such control by Mr. Christian may have the effect of discouraging certain types of transactions involving an actual or potential change of control of the Corporation, including transactions in which the holders of Class A Common Stock might otherwise receive a premium for their shares over then current market prices.

     If the amendment to the Option Plan is not adopted, the Option Plan as in effect prior to such amendment would remain in effect.

BOARD RECOMMENDATION

     The Board recommends a vote FOR the ratification of the amendment to the Option Plan. Approval of the amendment will require the favorable vote of a majority of the shares entitled to vote thereon present in person or represented by proxy at the Special Meeting when a quorum is present.

DESCRIPTION OF THE OPTION PLAN

     The principal features of the Option Plan are summarized below, but such summary is qualified in its entirety by reference to the terms of the Option Plan, copies of which are available without charge upon written request to the Secretary of the Corporation.

     Participation. Key employees of the Corporation, including directors who are employees of the Corporation, are eligible to receive options under the Option Plan.

     Administration. The Option Plan is administered by the Compensation Committee of the Board of Directors of the Corporation, which interprets and construes the terms of the Option Plan. After being granted an option, each optionee must enter into an option agreement with the Corporation setting forth the terms of the option. Upon exercise of options, optionees are required to pay the option price in full prior to receipt of certificates representing shares of Common Stock.

     Terms of Options. Options granted under the Option Plan may be either incentive stock options within the meaning of Section 422A of the Internal Revenue Code of 1986 or non-qualified options, in the discretion of the Compensation Committee. See "Federal Income Tax Consequences" below. Options for Class A Common Stock may be granted to any key employee of the Corporation but only Edward K. Christian, President, Chief Executive Officer, a director and the holder of 100% of the outstanding Class B Common Stock of the Corporation, may be granted options for Class B Common Stock. Incentive stock options granted pursuant to the Option Plan may be for terms not exceeding 10 years from the date of grant, except in the case of incentive stock options granted to persons owning more than 10% of the total combined voting power of all classes of stock of the Corporation, which may be granted for terms not exceeding five years. In the case of non-qualified options granted pursuant to the Option Plan, the terms and price shall be determined in the discretion of the Compensation Committee. Incentive stock options may not be granted at a price which is less than 100% of the fair market value of the shares (110% in the case of persons owning more than 10% of the total combined voting power of all classes of stock of the Corporation). Options may be granted only within 10 years from the date of the Plan's adoption (i.e., 2002).

     Stock Dividends or Splits. Appropriate adjustments will be made in the number of shares covered by each option and to the option exercise price in the event of any change in the Class A or Class B Common Stock of the Corporation by reason of any reorganization, recapitalization, reclassification, stock split or reverse stock split, or of any similar change affecting the Corporation's voting stock.

     Duration and Amendment of Option Plan. The Option Plan shall remain in effect until all shares subject to, or which may become subject to, the Option Plan shall have been issued pursuant to the Option Plan; provided that no grants shall be made under the Option Plan after April 14, 2002, and the Board or the stockholders may terminate the Option Plan prior to that date. Amendments may be made by the Board of Directors or the stockholders, provided, however, that without the approval of the stockholders, the Board may not change the maximum number of shares available under the Option Plan or the class of employees eligible to receive incentive stock options. No action of the Board or stockholders may deprive existing optionees of any rights under the Option Plan without the consent of the optionee.

     Federal Income Tax Consequences. The grant of a non-qualified option does not result in recognition of income to the optionee. Upon the exercise of a non-qualified option, the amount by which the fair market value of the Corporation's Common Stock on the date of exercise exceeds the option exercise price is taxed to the optionee as ordinary income. The Corporation is entitled to a deduction in the amount of the ordinary income realized by the optionee. At such time as the optionee sells shares issued to him upon exercise of his non-qualified option, he will realize gain or loss in an amount equal to the difference between the selling price and the fair market value of the shares on the date the option was exercised.

     Under current federal income tax law, an optionee who is granted incentive stock options will not realize taxable income by reason of the grant or the exercise of an incentive stock option (except that the difference between the fair market value of the stock at the time of exercise and the option exercise price paid by the optionee will be includable in the optionee's income for alternative minimum tax purposes). If an optionee exercises an incentive stock option and does not dispose of the shares of Common Stock within two years of the date the option was granted or within one year of the date the shares were transferred to the optionee, any gain realized upon disposition will be taxable to the optionee as a long-term capital gain, and the Corporation will not be entitled to any deduction. However, if the optionee disposes of the stock prior to satisfying the applicable holding period requirements (a "disqualifying disposition"), the difference between the option exercise price and the lesser of (i) the amount received upon disposition of the shares, and (ii) the fair market value of the shares on the date of exercise of the option will be treated as compensation income to the optionee that is taxable at ordinary income tax rates. Any gain recognized in excess of the ordinary income recognized by an optionee on a disqualifying disposition will be capital gain. If upon disposition of shares acquired pursuant to an incentive stock option an optionee receives less than the exercise price paid for such shares, the optionee will recognize a capital loss. The Corporation generally will be entitled to a deduction in the amount of ordinary income recognized by an optionee as the result of a disqualifying disposition.

     The preceding discussion is based upon federal tax laws and regulations in effect on the date of this proxy statement, which are subject to change, and does not purport to be a complete description of the federal income tax aspects of the Option Plan. Optionees may also be subject to state and local taxes in connection with the grant or exercise of options granted under the Option Plan and the sale or other disposition of shares acquired upon exercise of options.

                                 OTHER MATTERS

     Management does not know of any matters which will be brought before the Special Meeting other than those specified in the notice thereof. However, if any other matters properly come before the Special Meeting, it is intended that the persons named in the form of proxy, or their substitutes acting thereunder, will vote therein in accordance with their best judgment.

                 STOCKHOLDER PROPOSALS FOR 1998 ANNUAL MEETING

     Under the regulations of the SEC, a record or beneficial owner of shares of the Corporation's Common Stock may submit proposals on proper subjects for action at the 1998 Annual Meeting of Stockholders of the Corporation. All such proposals must be mailed to the Corporation at 73 Kercheval Avenue, Grosse Pointe Farms, Michigan 48236 and must be received at that address on or before December 9, 1997, in order to be included in the Corporation's proxy relating to the 1998 Annual Meeting.

                       EXPENSE OF SOLICITATION OF PROXIES

     All the expenses of preparing, assembling, printing and mailing the material used in the solicitation of proxies by the Board will be paid by the Corporation. In addition to the solicitation of proxies by use of the mails, officers and regular employees of the Corporation may solicit proxies on behalf of the Board by telephone, telegram or personal interview, the expenses of which will be borne by the Corporation. Arrangements may also be made with brokerage houses and other custodians, nominees and fiduciaries to forward soliciting materials to the beneficial owners of stock held of record by such persons at the expense of the Corporation.

                                          By order of the Board of Directors,

                                          MARCIA LOBAITO
                                          Secretary
Grosse Pointe Farms, Michigan
               , 1997

                                                                      1161-PS-97

                                  DETACH HERE                           SAG 2



                           SAGA COMMUNICATIONS, INC.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


P
          The undersigned hereby appoints Edward K. Christian, Samuel D. Bush
R and Marcia K. Lobaito, or any one or more of them, attorneys with full power of substitution to each for and in the name of the undersigned, with
O all powers the undersigned would possess if personally present to vote the Class A Common Stock, $.01 par value, of the undersigned in Saga
X    Communications, Inc. at the Special Meeting of its Stockholders to be held
          , 1997 or any adjournment thereof. THIS PROXY WHEN PROPERLY EXECUTED
Y WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3.





                                                                 -------------
                                                                  SEE REVERSE
                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE        SIDE
                                                                 -------------

[SAGA LOGO]                                                  THIS IS YOUR PROXY.

                                                         YOUR VOTE IS IMPORTANT.



Regardless of whether you plan to attend the Special Meeting of Stockholders, you can be sure your shares are represented at the meeting by returning your proxy card in the enclosed envelope.







                                 DETACH HERE                              SAG 2

    PLEASE MARK
[X] VOTES AS IN
    THIS EXAMPLE.


THE BOARD OF DIRECTORS RECOMMENDS THAT YOU INSTRUCT THE PROXIES TO VOTE FOR ALL PROPOSALS.

1. To approve the adoption of an    FOR     AGAINST   ABSTAIN    2. To ratify the adoption of the           FOR  AGAINST  ABSTAIN
   amendment to the Restated        [ ]       [ ]       [ ]         amendment to the 1992 Stock             [ ]    [ ]      [ ]
   Certificate of Incorporation                                     Option Plan to increase the number
   to increase the authorized                                       of shares issuable thereunder.
   Class A and Class B Common
   Stock to 35,000,000 and                                       3. In their discretion, the proxies are authorized to vote upon
   3,500,000 shares, respectively.                                  such other business as may properly come before the meeting or any adjournment thereof.


                                                                              MARK HERE
                                                                            FOR ADDRESS     [ ]
                                                                             CHANGE AND
                                                                           NOTE AT LEFT

                                                                 PLEASE SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING
                                                                 THE ENCLOSED ENVELOPE.

                                                                 Please sign exactly as name appears hereon. When shares are held in more than one name, including joint tenants, each party should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.


Signature:                                      Date:            Signature:                                      Date:
          --------------------------------------     ------------          --------------------------------------     ------------
